UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

March 28, 2023

(March 21, 2023)

____________________________

GROWLIFE, INC.

(Exact name of registrant as specified in charter)

Delaware

(State or other Jurisdiction of Incorporation or Organization)

000-50385 (Commission File Number)	11335 NE 122nd Way, Suite 105 Kirkland, WA 98034 (Address of Principal Executive Offices and zip code)	90-0821083 (IRS Employer Identification No.)

(866) 781-5559

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement and Convertible Promissory Note

On March 21, 2023 (the “Issue Date”), Growlife, Inc. a Delaware corporation (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Fourth Man LLC, a Nevada limited liability company (the “Investor”), pursuant to which the Company sold Investor a Convertible Promissory Note (the “Note”) in the principal aggregate amount of $125,000.00, which carries an original issue discount in the amount of $21,250.00, and $10,762.50 of transactions costs accordingly the Company received $92,987.50 of the purchase price. Additionally under the Purchase Agreement the Company agreed to issue 3,125,000 shares of Common Stock (the “Commitment Shares”) to the Investor as additional consideration for the purchase of the Note, which shall be earned in full as of the Closing Date, March 23, 2023. The Purchase Agreement and Note require the Company to pay interest on the unpaid Principal Amount at the rate of ten percent (10%) (the “Interest Rate”) per annum (with the understanding that the first twelve months of interest (equal to $12,500.00) shall be guaranteed and earned in full as of the Issue Date). The Note is due and payable, in full, as of the maturity date, which is twelve (12) months from the Issue Date. Upon default, the Note provides the debt may be converted into shares of the Company. The Conversion Price is $0.01 per share, subject to adjustment as provided for in the Note. Conversions are subject to adjustment for any stock dividend, stock split, stock combination, rights offerings, reclassification, or similar transaction that proportionately decreases or increases the common stock. The Note provides for standard and customary events of default such as failing to timely make payments under the Note when due, the failure of the Company to timely comply with the Securities Exchange Act of 1934, as amended, reporting requirements and the failure to maintain a listing on the OTC Markets. The Note also contains customary positive and negative covenants.

Additionally and in connection with the issuance of the Note, the Company issued the Commitment Shares (as defined in the Purchase Agreement) to Investor as a commitment fee, provided, however, that 2,125,000 of the Commitment Shares (subject to equitable adjustments resulting any stock dividend, stock split, stock combination, rights offerings, reclassification, or similar transaction that proportionately decreases or increases the Common Stock) may be cancelled and extinguished if the Note is fully repaid and satisfied on or prior to June 21, 2023.

Registration Rights Agreements

Pursuant to the terms of the Purchase Agreement, the Company granted the Investor piggyback registration rights on any such shares covered by the Note and the Commitment Shares, which are set forth in Exhibit B to the Purchase Agreement,.

The description of the Purchase Agreement and the Note are not complete and are qualified in their entirety by the full text of the Securities Purchase Agreement the Note filed herewith as Exhibits 10.1 and 10.2 respectively, which are incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided above in Item 1.01 herein is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained above in Item 1.01, regarding the issuance of the Note and the Commitment Shares is incorporated herein by reference in this Item 3.02. The Note and Commitment Share described in Item 1.01 above were offered and sold in reliance upon exemptions from registration pursuant to Section 4(a)(2) under the Securities Act of 1933, as amended (“1933 Act”), and Rule 506(b) promulgated under the 1933 Act.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.:	Description

10.1*	Securities Purchase Agreement

10.2*	Promissory Note

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GROWLIFE, INC.

Date: March 28, 2023	/s/ David Dohrmann
	By:	David Dohrmann
	Its:	Chief Executive Officer